Exhibit 99.1

TPT Global Tech Signs Strategic Partnership Agreement with Thomas Scientific, LLC.

SAN DIEGO, CA / ACCESSWIRE / September 10th, 2020 / TPT Global Tech, Inc. ("TPTW, the Company or TPT Global Tech") (OTCQB:TPTW) announced today that it has entered into a Strategic Partnership with the nation’s third largest and fastest growing scientific distributor, “Thomas Scientific”. Founded in 1900 with over 200 sales reps, Thomas Scientific is a leading global provider of automated laboratory instruments and solutions. Thomas Scientific will provide sales and marketing support to TPT MedTech, wholly owned subsidiary, to sell and market TPT MedTech’s QuikLAB, QuikPass App and Hardware, SaniQuik and PPE products in the United States. TPT MedTech will sell and market Thomas Scientific products and services on TPT MedTech E-commerce website as a reseller of Thomas Scientific. Thomas Scientific will provide supply chain support to TPT MedTech’s QuikLab product channel on an exclusive basis. Thomas Scientific will provide tier one support for TPT MedTech’s products and services throughout the United States.

“Another milestone met” says Stephen Thomas CEO of TPT Global Tech, “We believe this relationship with Thomas Scientific gives TPT Med Tech all the products, services and experience it needs to operate its QuikLAB and Epic Lab locations nationwide”. “The decades of business knowledge and experience that Thomas Scientific brings to play is very powerful to our organization and we look forward to a very long and profitable relationship.”

Thomas Scientific provides the latest in equipment and supplies to the science community. In accordance to the tradition of the original founders, Thomas Scientific itself offers individualized customer service, innovative scientific equipment, and a comprehensive portfolio offering a wide selection of product listings.  They are a registered contractor for the U.S. Federal Government.

Thomas Scientific is committed to offering quality laboratory products while catering to the unique needs of the individual customer. For over a century, their dedication to provide the best in science equipment with personal, efficient service sets Thomas apart from the competition. Whether you work in a lab setting or perform your testing in the field, Thomas Scientific has the products you need.

About TPT Global Tech

TPT Global Tech Inc. (OTCQB:TPTW) based in San Diego, California, is a technology-based company with divisions providing telecommunications, medical technology and product distribution, media content for domestic and international syndication as well as technology solutions. TPT Global Tech offers Software as a Service (SaaS), Technology Platform as a Service (PAAS), Cloud-based Unified Communication as a Service (UCaaS). It offers carrier-grade performance and support for businesses over its private IP MPLS fiber and wireless network in the United States. TPT's cloud-based UCaaS services allow businesses of any size to enjoy all the latest voice, data, media and collaboration features in today's global technology markets. TPT Global Tech also operates as a Master Distributor for Nationwide Mobile Virtual Network Operators (MVNO) and Independent Sales Organization (ISO) as a Master Distributor for Pre-Paid Cellphone services, Mobile phones Cellphone Accessories and Global Roaming Cellphones.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

CONTACT:

Frank Benedetto

619-915-9422

SOURCE: TPT Global Tech, Inc.